Exhibit 10.3

PLEDGED COLLATERAL

AND RESTRICTED ACCOUNT AGREEMENT

THIS PLEDGED COLLATERAL AND RESTRICTED ACCOUNT AGREEMENT (the “Pledged Collateral Agreement”) is executed on June 2, 2026, by SENSUS HEALTHCARE, INC., a Delaware corporation with an address of 851 Broken Sound Parkway N.W. #215, Boca Raton, Florida 33487 (“Borrower”) and CITY NATIONAL BANK OF FLORIDA, its successors and/or assigns, with an address of 2701 S. LeJeune Road, Coral Gables, Florida 33134 (“Lender”).

RECITALS

A. Borrower has requested and Lender has agreed to make a revolving credit facility available to Borrower in the maximum principal amount of FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000.00) (the “Loan”) as evidenced by that certain Revolving Promissory Note of even date herewith, from Borrower in favor of Lender (as the same may be amended, restated, modified or replaced from time to time, the “Note”) which Loan is to be used for by Borrower for working capital needs.

B. The Note is secured, in part, by that certain Security Agreement of even date herewith (as the same may be modified or amended from time to time, the “Security Agreement”) granting Lender a first priority security interest (subject to permitted exceptions) on all business assets of Borrower as described in Exhibit “A” attached hereto (the “Collateral”).

C. Lender has required as a condition to the making of the Loan, and the making of advances to Borrower as provided in the Loan Agreement of even date herewith (the “Loan Agreement”), that Borrower enter into this Pledged Collateral Agreement and establish a restricted Cash Collateral Account (as defined herein) to provide additional security for the payment of any obligations of Borrower to Lender under the Loan Documents (as defined in the Loan Agreement).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, Borrower and Lender agree as follows:

1.	Pledged Collateral Account.

(a) Borrower shall establish a restricted Money Market Account (the “Cash Collateral Account”), in the amount of $2,230,000.00 (the “Cash Collateral Funds”). The Cash Collateral Funds shall be maintained in a restricted account in the name of Borrower under account number 30000892189.

(b) The Cash Collateral shall be held and disbursed in accordance with the terms of this Pledged Collateral Agreement. The obligation of Borrower to maintain the Cash Collateral Account is a condition of the Loan and is separate from and in addition to all other obligations to pay or deliver funds (whether principal, interest, fees, expenses, deposits, escrows, reserves, or otherwise) to Lender under the Loan Documents.

(c) The establishment of the cash collateral account in the amount of $2,230,000.00 shall be a condition to the funding of any Advance (as defined in the Loan Agreement) under Section 2(a) and 2(b) of the Loan Agreement of even date herewith.

2.	Cash Collateral Funds.

(a)  Lender shall have the sole right to make or authorize withdrawals of the Cash Collateral Funds.

(b) The Cash Collateral Funds shall be held and disbursed by Lender, in its sole but reasonable discretion, pursuant to the terms of this Pledged Collateral Agreement.

3.	Pledge of Cash Collateral as Additional Security.

Borrower hereby pledges, hypothecates, assigns, transfers and grants to Lender a first priority lien and perfected security interest in and to the Cash Collateral Funds, together with all funds and balances accruing on the Cash Collateral Funds in the Cash Collateral Account, all interest, if any, earned or accrued thereon and all replacements, substitutions, additions and accessions thereof, as security for the Note in accordance with the terms of the Loan Agreement and the Security Agreement and all rights and privileges of any nature thereunder accruing, for the purpose of:

(a)  Securing payment of all sums now or at any time hereafter due from Borrower to Lender pursuant to the Note, together with any renewals or extensions, modifications or amendments thereof; and

(b) Securing performance and discharge of each obligation, covenant, and agreement of Borrower contained herein or in the Note, the Loan Agreement or any of the other Loan Documents (together with the obligations described in clause (a), the “Obligations”).

4.	Disbursements from the Cash Collateral Account.

The Cash Collateral Funds shall not be available for the scheduled payments of Borrower’s Obligations under the Note or the other Loan Documents. Provided, however, that upon an Event of Default, Lender shall have the right, in its sole discretion, to advance from the Cash Collateral Account any funds necessary to make any required payments, as Lender may determine necessary in its sole and absolute discretion, under Note and the other Loan Documents.

Borrower may request from Lender the release of any or all the Cash Collateral Funds, which shall be released by Lender, in its sole but reasonable discretion, provided that that at the time of the request of the release:

(a) There is no ongoing Event of Default (as defined in the Loan Agreement); and

(b) The Loan is in good standing, and in full compliance with any and all covenants and requirements contained in the Loan Documents; and

(c) Borrower shall have discharged all the obligations, covenants, and agreements of Borrower contained herein or in the Note, the Loan Agreement, the Security Agreement or any of the other Loan Documents executed in connection with the Loan.

4. Restricted Access to Accounts. Borrower understands and agrees that neither Borrower nor any of its officers, affiliates, agents or other representatives shall have access to the Cash Collateral Account or the right to direct the disposition of the Cash Collateral Funds in the Cash Collateral Account, or to withdraw or transfer any amounts from the Cash Collateral Account, or to otherwise exercise any authority or power with respect to the Cash Collateral Account. Borrower further understands and agrees that the only party that shall have the authority to access the Cash Collateral Account or the right to direct the disposition of funds in the Cash Collateral Account, or to withdraw or transfer any amounts from the Cash Collateral Account, or to otherwise exercise any authority or power with respect to the Cash Collateral Account shall be the Lender, and Borrower hereby authorizes Lender to take any such action, without the further consent of Borrower.

5. Perfection; Control. Borrower agrees to take all actions requested by Lender to perfect and protect Lender’s first priority secured interest in the Cash Collateral Funds, at the expense of Borrower. The parties agree that (i) the Cash Collateral Account shall be under the control of Lender, including its authorized agents or designees, for the purpose of perfection of Lender’s security interest; this includes, but is not limited to, control for purposes of the Uniform Commercial Code as in effect from time to time in the State of Florida, (ii) the Cash Collateral Account shall be deemed a “deposit account” for purposes of the Code; and (iii) Borrower will execute and deliver such financing statements or amendments thereto, assignments, consents, notifications, or other documents as Lender shall request.

6. Representations and Warranties of Borrower. Borrower represents and warrants, and shall be deemed continuously to represent and warrant, that:

(a) The execution, delivery, and performance by Borrower of this Agreement will not (i) contravene, conflict with, result in the breach of, or constitute a violation of any applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any court or governmental authority, or any agreement or instrument to which Borrower is a party or by which Borrower or its property may be bound or affected, or (ii) result in the creation of any lien, charge, or encumbrance upon any property or assets of Borrower pursuant to any of the foregoing, except the liens created by this Pledged Collateral Agreement.

(b) This Pledged Collateral Agreement constitutes a legal, valid, and binding agreement enforceable against Borrower and the Cash Collateral Funds in accordance with its terms, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Without limiting the foregoing, this Pledged Collateral Agreement grants Lender a valid, first priority perfected security interest in the Cash Collateral Funds.

(c) No consent, license, or authorization of, or filing with, or notice to, any person or entity (including, without limitation, any governmental authority), is necessary or required in connection with the execution, delivery, performance, validity, or enforceability of this Pledged Collateral Agreement and the transactions contemplated hereunder, except as already obtained (any such consents, licenses, authorizations, filings or notices remaining in full force and effect).

7. Default.

(a) Upon the occurrence and during the continuance of any Event of Default, Lender, in its sole and absolute discretion, may use the Cash Collateral Funds (or any portion thereof) for:

(i)	Payment and performance of Borrower’s obligations under the Note or the other Loan Documents; provided, however, that such use of funds by Lender shall not cure or be deemed to cure any Event of Default; or

(ii)	The reimbursement to Lender for any expenses, fees or other compensation as otherwise provided in the Loan Documents.

(b)  Lender shall have all rights and remedies set forth in the Loan Documents or otherwise as permitted by applicable law pertaining to the Cash Collateral Funds and the Cash Collateral Account. Without limiting the foregoing, upon the occurrence of and during the continuance of an Event of Default, Lender is expressly authorized to:

(i)	Apply all or any portion of the Cash Collateral Funds against any Loan or the other Obligations in any order that Lender determines; or

(ii)	Apply all or any portion of the Cash Collateral Funds otherwise as provided herein;

(c)   Lender’s rights to draw upon the Cash Collateral Funds shall not be exclusive of any other rights of Lender under the Loan Documents, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as Lender may deem necessary.

(d)  If Lender elects to advance any funds from the Cash Collateral Account pursuant to Sections 4 and/or 7 hereof, Lender shall have the right to require Borrower to provide Lender with additional funds to maintain the amount of the Cash Collateral Account at no less than $2,230,000.00.

5.	Borrower’s Other Obligations.

Nothing contained in this Pledged Collateral Agreement shall in any manner alter, impair or affect the obligations of Borrower or relieve Borrower of any obligation to make payments and perform all of its other obligations required under the Note, the Security Agreement, or any of the other Loan Documents.

6.	Remedies Cumulative.

In addition to the rights and remedies herein provided, Lender shall have all rights and remedies available under applicable law. None of the rights and remedies herein conferred upon or reserved to Lender under this Pledged Collateral Agreement are intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

7.	Indemnification.

Borrower agrees to indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from the holding of the Cash Collateral Funds, except to the extent caused by Lender’s gross negligence or willful misconduct.

8.	Determinations by Lender.

Except as otherwise provided herein, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Pledged Collateral Agreement, judgment or decision shall be made or exercised by Lender, in its sole but reasonable discretion.

9.	No Third Party Beneficiary.

This Pledged Collateral Agreement is intended solely for the benefit of Borrower and Lender and their respective successors and assigns, and no third party shall have any rights or interest in the Cash Collateral Account or this Pledged Collateral Agreement. Nothing contained in this Pledged Collateral Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party, nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Pledged Collateral Agreement.

10.	Termination of this Pledged Collateral Agreement.

Upon payment of the Loan and performance of the Obligations of Borrower (other than contingent indemnification obligations for which no claim has been asserted), Lender shall release and remit to Borrower the Cash Collateral Funds, and this Pledged Collateral Agreement shall be deemed terminated.

11.	Entire Agreement; Amendment and Waiver.

This Pledged Collateral Agreement contains the complete and entire understanding of Borrower and Lender with respect to the matters covered herein. This Pledged Collateral Agreement may only be amended, modified, extended, changed or terminated (except as set forth in Section 10) by written agreement of the Borrower and Lender. The waiver of any of the terms and conditions of this Pledge Collateral Agreement shall not operate as a future waiver of any of the terms and conditions of this Pledge Collateral Agreement. If the terms of this Pledged Collateral Agreement are in conflict with any of the terms of the Note, or of any of the other Loan Documents regarding the Cash Collateral Funds, the provisions contained in this Pledged Collateral Agreement shall govern.

13.	Governing Law.

This Pledged Collateral Agreement shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Florida (excluding the principles thereof governing conflicts of law) and federal law. Borrower hereby irrevocably submit to the non-exclusive jurisdiction of any Florida or Federal court sitting in Miami-Dade County, Florida. over any suit, action or proceeding arising out of or relating to this Pledged Collateral Agreement.

14.	Notices.

All notices from Borrower to Lender and Lender to Borrower required or permitted by any provision of this Pledged Collateral Agreement shall be in writing and sent by registered or certified mail or nationally recognized overnight delivery service and addressed at the address set forth for the Parties in the preamble to this Agreement. Such addresses may be changed by such notice to the other party. Notice given as hereinabove provided shall be deemed given on the date of its deposit in the United States Mail and, unless sooner actually received, shall be deemed received by the party to whom it is addressed on the third calendar day following the date on which said notice is deposited in the mail, or if a courier system is used, on the date of delivery of the notice.

15.	Loan Expense/Enforcement Expense.

Borrower agrees to pay to Lender on demand all reasonable and documented costs and expenses incurred by Lender in seeking to enforce Lender’s rights and remedies under this Pledged Collateral Agreement, including court costs, costs of alternative dispute resolution and reasonable attorneys’ fees and costs, whether or not suit is filed, or other proceedings are initiated hereon.

16.	Liability.

This Pledged Collateral Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

17.	Inapplicable Provisions.

If any term, covenant or condition of this Pledged Collateral Agreement is held to be invalid, illegal or unenforceable, this Pledged Collateral Agreement shall be construed without such provision.

18.	Headings, etc.

The headings and captions of various paragraphs of this Pledged Collateral Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

19.	Waiver of Jury Trial.

Borrower and Lender hereby knowingly, voluntarily, and intentionally waive the right any may have to a Trial by Jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Pledged Collateral Agreement and any agreement to be contemplated to be executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party. This provision is a material inducement for Lender making the Loan available to Borrower.

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[Signatures appear on following pages]

IN WITNESS WHEREOF, Borrower has executed this Pledged Collateral and Restricted Account Agreement as of the effective date set in the preamble to this Pledged Collateral and Restricted Account Agreement.

BORROWER:

SENSUS HEALTHCARE, INC.
a Delaware corporation

By:	/s/ Michael Sardano
Name: Michael Sardano
Title: President

Date: June 1, 2026

IN WITNESS WHEREOF, Lender has executed this Pledged Collateral and Restricted Account Agreement as of the effective date set forth in the preamble to this Pledged Collateral and Restricted Account Agreement.

LENDER:

CITY NATIONAL BANK OF FLORIDA

By:	/s/ Pierre Rodriguez
Name: Pierre Rodriguez
Title: Senior Vice President

Date: June 2, 2026

Exhibit “A”

Business Assets

Any and all property of Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the “Collateral”):

(a) all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to Lender or any agent or bailee for Lender or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Obligations (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

(b) the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrower’s books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower’s right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

(i)	All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, a Debtor, or rejected or refused by an Account Debtor.

(ii)	All Inventory, including raw materials, work-in-process and finished goods

(iii)	All goods (other than Inventory), including embedded software, Equipment, vehicles, furniture and Fixtures vehicles and Fixtures.

(iv)	All Software and computer programs.

(v)	All Securities, Investment Property, Financial Assets and Deposit Accounts.

(vi)	All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims and General Intangibles, including Payment Intangibles.

(vii)	All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.